Exhibit 99.1

Youbet.com Announces Addition of Susan Bracey as Interim Chief Financial Officer

Burbank, CA, September 8, 2009 – Youbet.com (NASDAQ: UBET) announced today that the Company has appointed Susan Bracey as its interim Chief Financial Officer, effective immediately. Ms. Bracey fills a position that has been open since the departure of Jim Burk at the end of March.

”I am extremely pleased to welcome Susan to the Company,” said David Goldberg, President and Chief Executive Officer of Youbet.com. “Susan and I worked together at Ticketmaster for several years, and I am excited to be teaming with her once again. She brings over 22 years of accounting and financial experience to Youbet, including several years of experience as CFO of Ticketmaster. I am confident that her vast financial knowledge will be an extremely valuable asset during this pivotal period for the Company.”

Before joining Youbet, Ms. Bracey was CFO and Executive Vice President of Ticketmaster where she managed all aspects of global finance and accounting for the company. During her eight-year tenure at Ticketmaster, she was a key member of the executive management team that significantly grew the business and expanded international operations to twenty global markets. Prior to Ticketmaster, she was CFO and Senior Vice President of Finance at the National Opinion Research Center at the University of Chicago, where she managed finance, accounting and administration. Previous to that, Ms. Bracey was Vice President of Finance and Controller at FOX Broadcasting Company, a division of News Corporation, where she was responsible for managing finance and accounting for FOX Broadcasting and its subsidiaries. Ms. Bracey started her career at Ernst & Young, LLC in Chicago. She received a bachelor’s degree in business administration with a major in accounting from Chicago State University and is a Certified Public Accountant.

About Youbet.com, Inc.

Youbet.com, Inc. (NASDAQ: UBET) is a leading domestic online horse racing and horse betting site, the exclusive provider of live horse racing footage and racing results to ESPN.com and CBSSports.com and a leading supplier of totalizator systems to the pari-mutuel industry.  Youbet’s website enables its customers to securely wager on horse races at over 150 racetracks each year worldwide from the convenience of their homes or other locations.  Through its online platform, Youbet offers members real-time wagering, co-mingled track pools, conditional wagering capabilities, high quality live audio/video, up-to-the-minute track information, mobile wagering, race replay library, simultaneous X2 Video multi-race viewing capability and sophisticated ROI-based player analysis tools.  In addition, through its United Tote totalizator systems subsidiary, Youbet provides hardware and software to its track partners, allowing them to process pari-mutuel wagers, issue and pay tickets, and calculate payoff odds.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with Section 21E of the Securities Exchange Act of 1934, as amended, may involve known and unknown risks, uncertainties and other factors that may cause Youbet’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although Youbet believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include the timely development and market acceptance of new products and technologies; Youbet’s ability to achieve further cost reductions; Youbet’s assessment of strategic alternatives for United Tote, including a possible sale, as to which there can be no assurance of success; increased competition in the advance deposit wagering business; a decline in the public acceptance of wagering; wagering ceasing to be legal in jurisdictions where Youbet currently operates; the limitation, conditioning, or suspension of any of Youbet’s licenses; increases in or new taxes imposed on wagering revenues; the adoption of future industry standards; the loss or retirement of key executives; Youbet’s ability to meet its liquidity requirements and maintain its financing arrangements; and general economic and market conditions; as well as the risks and uncertainties discussed in Youbet’s Form 10-K for the year ended December 31, 2008, and in Youbet’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Youbet does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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CONTACT:
Youbet.com, Inc. Jeffrey Grosman 818.668.2384	Integrated Corporate Relations William Schmitt (Investors) 203.682.8200